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                                                                    EXHIBIT 99.2

                                 REVOCABLE PROXY
                   HALLWOOD CONSOLIDATED RESOURCES CORPORATION


[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                       FOR SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 25, 1999


               Proxy Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints William L. Guzzetti and Cathleen M. Osborn, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Hallwood Consolidated Resources Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 3710 Rawlins, Suite 1500, Dallas, Texas, on Tuesday May 25, 1999, at 11:00 a.m. (the "Special Meeting"), and at any and all adjournments or postponements thereof. Said proxies are herein specifically authorized to vote upon a proposal to approve the Consolidation Agreement.

1. The approval of the Consolidation Agreement and the transactions contemplated by it.

                    For           Against           Abstain

                    [ ]             [ ]               [ ]

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE CONSOLIDATION AGREEMENT.

Please be sure to sign and date this Proxy below.


Date:
     ------------------------               ------------------------------------
                                            Stockholder sign above



                                            ------------------------------------
                                            Co-holder (if any) sign above


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  o Detach above card, sign, date and mail in postage paid envelope provided o


                   HALLWOOD CONSOLIDATED RESOURCES CORPORATION

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Please sign exactly as your name appears above on this card. When signing as attorney, executor, trustee or guardian, please give full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.

                  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FOR MORE INFORMATION ON THE CONSOLIDATION, YOU MAY CALL OUR SOLICITATION AGENT, THE HERMAN GROUP, TOLL-FREE AT (877) 731-5210.
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